                            ASSET PURCHASE AGREEMENT



                                  by and among




                           TRANSPORT SPECIALISTS, INC.


                             REGROUP EXPRESS L.L.C.


                                       and


                      THE MEMBERS OF REGROUP EXPRESS L.L.C.
                                IDENTIFIED HEREIN







                                  June 4, 2003



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                                TABLE OF CONTENTS
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ARTICLE 1            CERTAIN DEFINITIONS..........................................................................1


ARTICLE 2            TRANSFER OF ASSETS...........................................................................1

   2.1         Purchased Assets...................................................................................1
   2.2         Excluded Assets....................................................................................2

ARTICLE 3            PURCHASE PRICE...............................................................................2

   3.1         Purchase Price for Purchase Assets.................................................................2
   3.2         Objections; Dispute Resolution.....................................................................6
   3.3         Taxes 7
   3.4         Prorations.........................................................................................7
   3.5         Guaranty by Stonepath Group........................................................................7

ARTICLE 4            NO ASSUMPTION OF LIABILITIES.................................................................7

   4.1         No Assumption of Liabilities.......................................................................7

ARTICLE 5            CLOSING......................................................................................8

   5.1         Closing............................................................................................8

ARTICLE 5            CLOSING......................................................................................8

   5.2         Deliveries by Seller...............................................................................8
   5.3         Deliveries by Buyer................................................................................9
   5.4         Contemporaneous Effectiveness.....................................................................10

ARTICLE 6            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE MEMBERS....................................10

   6.1         Organization, Good Standing and Power.............................................................10
   6.2         Authorization of Agreement and Enforceability.....................................................10
   6.3         No Violation; Consents............................................................................11
   6.4         Membership Interests..............................................................................11
   6.5         Taxes 11
   6.6         Financial Statements..............................................................................12
   6.7         Absence of Undisclosed and Contingent Liabilities.................................................12
   6.8         Absence of Certain Changes or Events..............................................................13
   6.9         Customers.........................................................................................13
   6.10        Real Property.....................................................................................13
   6.11        Tangible Personal Property........................................................................14
   6.12        Condition of Buildings and Tangible Personal Property.............................................14
   6.13        Material Contracts................................................................................14
   6.14        Title to Purchased Assets; Absence of Encumbrances; Sufficiency...................................16
   6.15        Intellectual Property Matters.....................................................................16
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                                       i

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   6.10        Permits...........................................................................................17
   6.17        Compliance with Laws..............................................................................17
   6.18        Absence of Certain Business Practices.............................................................17
   6.19        Legal Proceedings.................................................................................17
   6.20        Labor Matters.....................................................................................18
   6.21        Employment Related Matters........................................................................18
   6.22        Effect of Transaction.............................................................................19
   6.23        No Finder.........................................................................................19
   6.24        No Fraudulent Conveyance..........................................................................19
   6.25        Environmental Matters.............................................................................19
   6.26        Certain Securities Law Representations............................................................19
   6.27        Relationship With Related Persons.................................................................20
   6.28        Completeness and Accuracy.........................................................................21

ARTICLE 7            REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................21

   7.1         Organization, Good Standing, Power................................................................21
   7.2         Authorization of Agreement and Enforceability.....................................................21
   7.3         No Violations; Consents...........................................................................22
   7.4         No Finder.........................................................................................22
   7.5         Completeness and Accuracy.........................................................................22

ARTICLE 8            COVENANTS...................................................................................22

   8.1         Access and Cooperation............................................................................22
   8.1         Continuance of Businesses.........................................................................22
   8.3         Affirmative Covenants.............................................................................24
   8.4         Notification of Certain Matters...................................................................24
   8.5         HSR Act; Other Filings............................................................................24
   8.6         Satisfaction of Conditions; Cooperation...........................................................24
   8.7         Further Assurances................................................................................25
   8.8         Confidentiality...................................................................................25
   8.9         Non-Competition Agreement.........................................................................25
   8.10        Change of Name....................................................................................25
   8.11        Seller's Post-Closing Operation...................................................................25
   8.12        Payment of Liabilities............................................................................25
   8.13        Audited Financial Statements......................................................................26
   8.14        Third Party Consents..............................................................................26
   8.15        Non Solicitation of Other Offers....................................................................
   8.16        Prohibition on Trading in Stonepath Stock.........................................................26
   8.18        Termination of Seller's Employees.................................................................27

ARTICLE 9            CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER................................................28

   9.1         Conditions to Closing.............................................................................28
   9.7         Approval of Acquisition...........................................................................29
   9.2         Expiration of Certain Conditions..................................................................29
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ARTICLE 10           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER...........................................29

   10.1        Accuracy of Representations and Warranties........................................................30
   10.2        Performance of Agreement..........................................................................30
   10.3        Injunction........................................................................................30
   10.4        Actions or Proceedings............................................................................30
   10.5        Consents..........................................................................................30

ARTICLE 11           SURVIVAL; INDEMNIFICATION...................................................................30

   11.1        Survival..........................................................................................30
   11.2        Indemnification by Seller.........................................................................30
   11.3        Indemnification by Buyer..........................................................................31
   11.4        Third Party Claims................................................................................31
   11.5        Limitations on Amount.............................................................................32
   11.6        Other Remedies....................................................................................32

ARTICLE 12           TERMINATION.................................................................................32

   12.1        Termination.......................................................................................32
   12.2        Effect of Termination.............................................................................33

ARTICLE 13           GENERAL.....................................................................................33

   13.1        Expenses..........................................................................................33
   13.2        Publicity.........................................................................................33
   13.3        Waivers...........................................................................................34
   13.4        Binding Effect; Benefits..........................................................................34
   13.5        Bulk Transfers Laws...............................................................................34
   13.6        Notices...........................................................................................34
   13.7        Entire Agreement..................................................................................35
   13.8        Counterparts......................................................................................35
   13.9        Headings..........................................................................................35
   13.10       Construction......................................................................................36
   13.11       Governing Law and Choice of Forum.................................................................36
   13.12       Cooperation.......................................................................................36
   13.13       Severability......................................................................................36
   13.14       Assignment By Buyer...............................................................................36
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                                      iii

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated June 4, 2003 by and between TRANSPORT SPECIALISTS, INC., a Virginia corporation (the "Buyer"), an indirect wholly owned subsidiary of Stonepath Group, Inc. ("Stonepath Group"), REGROUP EXPRESS L.L.C., a Virginia limited liability company (the "Seller"), and JED. J. SHAPIRO and CHARLES R. CAIN, the sole members of the Seller (the "Members").

                                    RECITALS

         WHEREAS, Seller is in the business of providing freight forwarding and transportation logistics services (the "Business"); and

         WHEREAS, Buyer desires to acquire from Seller, and Seller desires to transfer to Buyer, certain assets of Seller used in connection with the Business, all upon the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, and in reliance thereon, Buyer and Seller, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                               CERTAIN DEFINITIONS

         As used herein, the terms set forth in Exhibit A shall have the meanings set forth therein.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

         2.1 Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell and convey to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in, to, and under all of the business, properties, assets, goodwill and rights of Seller of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Seller on the Closing Date, other than the Excluded Assets (hereinafter collectively referred to as the "Purchased Assets"), including, without limitation, the following:

                  (a) the Assumed Leases;

                  (b) the Equipment and the Leased Equipment;

                  (c) the Furnishings and Supplies;

                  (d) the Intellectual Property;

                  (e) the Contracts;

                  (f) the Business Records;

                  (g) the Permits;

                  (h) the Leased Premises; and

                  (i) the Goodwill.

         2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1, it is expressly acknowledged and agreed that the Purchased Assets shall not include, and that the Seller shall not sell or convey to the Buyer, and the Buyer shall not purchase or accept from the Seller, the following assets (the "Excluded Assets"):

                  (a) Any cash, bank deposits, marketable securities or similar cash equivalents;

                  (b) Any accounts receivable;

                  (c) The minute books and membership records of the Seller;

                  (d) Any claims or rights against Third Persons to the extent they arise out of transactions prior to the Effective Time;

                  (e) Prepaid expenses; and

                  (f) All rights of Seller under this Agreement and the general bill of sale and assignments delivered by Seller pursuant to this Agreement.

                                   ARTICLE 3

                                 PURCHASE PRICE

         3.1 Purchase Price for Purchased Assets.

                  (a) The purchase price for the Purchased Assets shall be Seventeen Million Two Hundred Thousand Dollars ($17,200,000), plus up to an additional Ten Million Dollars ($10,000,000) in purchase consideration, all payable in accordance with and subject to adjustment pursuant to the further provisions of this Section 3.1 and Section 3.2 (the "Purchase Price").

                  (b) Buyer shall pay the Purchase Price to Seller as follows:

                           (i) Three Million Seven Hundred Thousand Dollars
($3,700,000) (the " Initial Cash Payment Amount") shall be paid in immediately available funds to the Seller at the Closing;

                           (ii) One Million Dollars ($1,000,000) shall be paid
by the delivery to Seller at the Closing of shares of Common Stock of Stonepath Group (the "Stonepath Shares") registered in the name of the Seller having a value of the One Million Dollars ($1,000,000) based upon the average closing price of such stock on the Principal Exchange for the five (5) trading days preceding the Closing Date;

                           (iii) Subject to the terms of this Section
3.1(b)(iii), an amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Additional Initial Payment") in the event that Buyer generates Net Income Before Taxes of Three Million Five Hundred Thousand Dollars ($3,500,000) or more during the twelve month period commencing on the first day of the first calendar month after the Closing Date (the "Additional Initial Payment Measurement Period"). If the Buyer's Net Income Before Taxes for the Additional Initial Payment Measurement Period is less than Three Million Five Hundred Thousand Dollars ($3,500,000), then the Additional Initial Payment shall be reduced by the amount of the shortfall (the "Additional Initial Payment Shortfall Amount") on a dollar-for-dollar basis. On or before sixty (60) days after the end of the Additional Initial Payment Measurement Period (the "Additional Initial Amount Payment Date"), Buyer and Stonepath Group shall prepare and deliver to Seller a certificate (the "Additional Initial Payment Certificate") signed by the Chief Financial Officer of Stonepath Group setting forth the amount and method of calculating Net Income Before Taxes for the Additional Initial Payment Measurement Period and the calculation of the Additional Initial Payment then due, if any. The Additional Initial Payment, if any, shall be paid by Buyer to Seller on the Additional Initial Amount Payment Date in the following manner:

                                    (A) The first Five Hundred Thousand Dollars
($500,000) of the Additional Initial Payment shall be paid by the issuance to Seller of additional Stonepath Shares having a value of the first Five Hundred Thousand Dollars ($500,000) of the Additional Initial Payment based upon the average closing price of such stock on the Principal Exchange for the five (5) trading days preceding the Additional Initial Amount Payment Date; and

                                    (B) The remainder of the Additional Initial
Payment shall be paid to Seller in immediately available funds.

                           (iv) Subject to the terms of Section 3.1(b)(v) below,
Ten Million Dollars ($10,000,000) (the "Base Earn-Out Amount") shall be paid to the Seller in installments of Two Million Five Hundred Thousand Dollars ($2,500,000) per year (each a "Base Earn-Out Payment") covering the four-year earn-out period commencing on January 1, 2004 (the " Base Earn-Out Period"). The Base Earn-Out Payments will be based on the Net Income Before Taxes of the Buyer, calculated in accordance with the provisions of this Agreement, during each of the calendar years within the Base Earn-Out Period. The Base Earn-Out Payments shall be made on April 1st of each of the years 2005 through 2008 (the "Earn-Out Payment Dates"), following each calendar year in which Net Income Before Taxes is determined.

                           (v) Subject to the provisions of this Section
3.1(b)(v), payment of each Base Earn-Out Payment shall be contingent upon the Buyer achieving Net Income Before Taxes for the calendar year preceding each Earn-Out Payment Date in an amount no less than Three Million Five Hundred Thousand Dollars (the "Targeted Amount"). On each Earn-Out Payment Date, Buyer and Stonepath shall prepare and deliver to Seller a certificate (the "Annual Earn-Out Certificate") signed by the Chief Financial Officer of Stonepath setting forth the amount and method of calculating Net Income Before Taxes for the prior calendar year and the calculation of the Base Earn-Out Payment then due, if any. If Net Income Before Taxes of the Buyer for the calendar year preceding an Earn-Out Payment Date is less than the Targeted Amount (such deficiency, the "Earn-Out Shortfall Amount"), then the Base Earn-Out Payment for such period shall be reduced on a dollar-for-dollar basis by the Earn-Out Shortfall Amount.

                           (vi) Any Additional Initial Payment Shortfall Amount
or Earn-Out Shortfall Amount (each, a "Shortfall Amount") shall be recovered on a dollar-for-dollar basis to the extent that in any calendar year during the Base Earn-Out Period, the Net Income Before Taxes of the Buyer exceeds the Targeted Amount (the amount of such excess hereinafter the "Excess Amount"). The Excess Amount shall be applied on a dollar-for-dollar basis as directed by the Seller to reduce any Shortfall Amount in any prior or subsequent calendar year during the Base Earn-Out Period or in the Additional Initial Payment Measurement Period and the corresponding Base Earn-Out Payments or the Additional Initial Payment shall be adjusted accordingly; provided that any given dollar of the Excess Amount shall only be available for application against a Shortfall Amount once. Any Shortfall Amount not recovered on or before the final Earn-Out Payment Date shall no longer be recoverable.

                           (vii) An additional payment (the "Additional Earn-Out
Payment") shall be paid to the Seller in immediately available funds in an amount equal to the lesser of (1) Ten Million Dollars ($10,000,000), (2) fifty percent (50%) of the amount by which the Buyer's cumulative Net Income Before Taxes over the course of the sixty (60) month period commencing on January 1, 2004 (the "Additional Earn-Out Period")(taking into account losses as well as income during any period within the Additional Earn-Out Period) exceeds Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (the "Additional Earn-Out Threshold"), and (3) the cumulative amount of the Buyer's Net Income Before Taxes Attributable to Government Business over the course of the Additional Earn-Out Period from (1) customers to which Seller provided transportation services prior to the Effective Time (an "Existing Seller Customer") or (2) New Customers obtained solely as a result of the personal marketing efforts of either Member or any employee or independent contractor working for the Buyer while either Member has principal responsibility for managing the Buyer's or its successor's sales force. The Additional Earn-Out Payment shall be made to Seller within sixty (60) days after the end of the Additional Earn-Out Period (the "Additional Earn-Out Payment Date"); however, in the event that Buyer can demonstrate to Stonepath Group, that it generated cumulative Net Income Before Taxes of at least Thirty Seven Million Five Hundred Thousand ($37,500,000) during the Additional Earn-Out Period prior to the Additional Earn-Out Payment Date, the Additional Earn-Out Payment Date shall be accelerated to the date sixty (60) days after Buyer demonstrates that it generated that amount of cumulative Net Income Before Taxes. On the Additional Earn-Out Payment Date (or earlier pursuant to the last clause in the preceding sentence), Buyer and Stonepath Group shall prepare and deliver to Seller a certificate (the "Additional Earn-Out Certificate") signed by the Chief Financial Officer of Stonepath Group setting forth the amount and method of calculating the Additional Earn-Out Payment then due, if any.

                  (c) For the purpose of computing Net Income Before Taxes and the corresponding payments to be made pursuant to this Section 3.1,

                           (i) Net Income Before Taxes shall be determined based
upon separate financial statements of the Buyer derived from the audited consolidated financial statements of Stonepath Group for each of the years in the Base Earn-Out Period and the Additional Earn-Out Period;

                           (ii) Buyer shall continue to be accounted for as a
separate operating unit;

                           (iii) No Existing Seller Customer or New Customer
that is introduced to Stonepath Group, Buyer or any other Affiliate of Stonepath Group by either Member or any employee or independent contractor working for the Buyer while either Member has principal responsibility for managing the Buyer's or its successor's sales force shall be serviced by an Affiliate of Stonepath Group other than Buyer without adequate provision being made to appropriately credit Buyer as if Buyer had performed the service;

                           (iv) Net Income Before Taxes shall be determined
without offset for any overhead or management charges imposed by Stonepath Group or its Affiliates other than Buyer, including but not limited to: (x) charges for management or information systems, (y) charges for extraordinary items outside the scope of Buyer's operations, or (z) charges for the hiring of additional operational management or employees (other than those covered in the letter referenced in subsection (c)(vi) below) initiated by Stonepath Group; except for: (A) direct costs that are incurred by Stonepath Group or its Affiliates on behalf of Buyer and that are agreed to by the Members; (B) the arms' length cost of shared administrative services provided to Buyer by Stonepath Group or any of its Affiliates which specifically replace costs that were historically incurred by Seller prior to the Closing Date and which are agreed to by the Members; or (C) with respect to subsection (z) above, management or other employees who are acceptable to the Members;

                           (v) Net Income Before Taxes shall be determined
without offset for any expense or accrual arising from a liability of Buyer that existed prior to the Closing Date; and

                           (vi) The business of Buyer after the Closing shall be
managed in the manner set forth in the letter from Buyer to Seller dated the date hereof.

                  (d) The Purchase Price shall be allocated in accordance with
Schedule 3.1. After the Closing, the Parties shall make consistent use of the allocation and fair market value specified in Schedule 3.1 for all Tax purposes and in all filings, declarations, and reports with the Internal Revenue Service, including reports required to be filed under Section 1060 of the Code. In any proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.

         3.2 Objections; Dispute Resolution.

                  (a) If the Seller objects to any matter reported in the Additional Initial Payment Certificate, an Annual Earn-Out Certificate, or the Additional Earn-Out Certificate (collectively, the "Payment Certificates"), the Seller shall, within thirty (30) days after its receipt of such Payment Certificate (the "Response Period"), deliver to the Buyer a written statement (the "Objection Notice"): (i) setting forth in reasonable detail the nature of the objections to each of any discrepancies believed to exist, and (ii) requesting all additional information required by the Seller to perform calculations relating to matters contained in such certificate. If no Objection Notice is given within the Response Period, then the calculations set forth in a Payment Certificate shall be controlling for all purposes of this Agreement.

                  (b) If an objection notice is timely given within the Response Period, Buyer shall provide Seller all requested information included in the Objection Notice within fifteen (15) days; thereafter, Buyer and Seller shall use good faith efforts to jointly resolve any properly noticed objections and discrepancies within thirty (30) days of the receipt by Buyer of an Objection Notice, which resolution, if achieved, shall be fully and completely binding upon all Parties to this Agreement and not subject to further review, appeal, or dispute.

                  (c) If Buyer and Seller are unable to resolve the objections and discrepancies to their mutual satisfaction within such thirty (30) day period, then the matter shall be submitted to an accounting firm of national reputation mutually acceptable to Buyer and Seller (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, Buyer and Seller shall concurrently furnish, at their own expense, to the Independent Accountants and the other Party such documents and information as the Independent Accountants may request. Each Party may also furnish to the Independent Accountants such other information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other Party. Neither Party shall have or conduct any communication, either written or oral, with the Independent Accountants without the other Party either being present or receiving a concurrent copy of any written communication. The Independent Accountants may conduct a conference concerning the objections and disagreements between Buyer and Seller, at which conference each Party shall have the right to (i) present its documents, materials and other evidence (previously provided to the Independent Accountants and the other Party), and (ii) have present its or their advisors, accountants and/or counsel. The Independent Accountants shall promptly (but not to exceed seventy-five (75) days from the date of engagement of the Independent Accountants) render a decision on the issues presented, and such decision shall be final and binding on all of the Parties to this Agreement. In the event the Independent Accountants require a payment to be made by Buyer to Seller, such payment shall be due and payable within thirty (30) days from the date the decision is rendered ("Independent Accountant Required Payment") Each of the parties shall agree to indemnify and hold harmless the Independent Accountants, and to execute whatever documents or agreements are necessary to effectuate the foregoing.

                  (d) If the decision of the Independent Accountants indicates that the amount of the payment set forth in a Payment Certificate is under reported, then in that event, Buyer shall reimburse Seller for all fees, costs and expenses associated with the challenge to the Payment Certificate in Section 3.2(b) and (c), and all fees, costs and expenses to engage the Independent Accountants to perform the duties as set forth above. If the decision of the Independent Accountants indicates that the amount of the payment set forth in the Payment Certificate is not under reported then, in that event, Seller shall pay all fees, costs and expenses to engage the Independent Accountants to perform their duties as set forth above. All payments of fees, costs and expenses pursuant to this Section shall be due and payable to the prevailing party by the non-prevailing party within 30 days of presentment of the invoice for such fees, costs and expenses, after which, the unpaid amounts shall bear interest at the rate of 7% per annum.

                  (e) In connection with their review of the all matters arising under a Payment Certificate, Buyer shall afford Seller and its representatives complete access to the books, records, personnel and facilities of or pertaining to Buyer.

         3.3 Taxes. The Seller shall bear and be responsible for the payment of all Taxes (excluding Taxes based on or measured by income ), if any, that are imposed by any government or political subdivision thereof and that are payable or arise as a result of the transfer of the Purchased Assets, notwithstanding the Party upon which such Taxes are actually imposed. Buyer shall furnish to Seller properly completed exemption, resale or similar certificates, to the extent that such certificates are required by law, for any Taxes from which Buyer claims to be exempt.

         3.4 Prorations. At the Closing, fuel, tax, municipal assessments, rents (other than rents related to the facility lease) and storage fees, and other like matters associated with the Purchased Assets shall be prorated between Buyer and Seller as of the Closing Date.

         3.5 Guaranty by Stonepath Group. Stonepath Group has guaranteed the due performance, execution, observance and payment by Buyer of all of Buyer's obligations under this Agreement, all upon the terms and conditions set forth in the Guaranty Agreement in the form attached as Exhibit C

                                   ARTICLE 4

                          NO ASSUMPTION OF LIABILITIES

         4.1 No Assumption of Liabilities. Seller shall transfer the Purchased Assets to Buyer free and clear of all Encumbrances and Buyer shall not, by virtue of its purchase of the Purchased Assets or otherwise, assume or become responsible for any Liabilities of Seller or any other Person, except for, and only for, the Liabilities of Seller under the transferred Contracts to the extent such Liabilities relate to the period from and after the Closing (such Liabilities under the Assumed Leases and transferred Contracts that relate to the period from and after the Closing, the "Assumed Liabilities").

                                    ARTICLE 5

                                     CLOSING

         5.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., Eastern Standard Time, at the offices of Buyer's counsel, Buchanan Ingersoll Professional Corporation, 1776 K Street N.W., Washington, DC 20006, within five (5) Business Days after the conditions set forth in Articles 9 and 10 have been satisfied or waived or on such other place and time or on such other date as may be mutually agreed upon by Buyer and Seller. The date upon which the Closing shall occur shall be referred to in this Agreement as the "Closing Date." The conveyance of the Purchased Assets and the assumption of the Assumed Liabilities shall be effective as of 7:00 a.m., Eastern Standard Time, on the Closing Date (the "Effective Time").

         5.2 Deliveries by Seller. At the Closing, Seller shall execute and deliver the following:

                  (a) An instrument of assignment, in form and substance satisfactory to Buyer, assigning all trademarks and service marks which are included in the Intellectual Property;

                  (b) A general bill of sale and assignment in form and substance satisfactory to Buyer, transferring to Buyer all of Seller's right, title, and interest in the Purchased Assets not covered by the assignments referred to in subsection (a) of this Section 5.1;

                  (c) The Business Records;

                  (d) The Permits;

                  (e) An employment agreement between the Buyer and each Member in the form of Exhibit B hereto (the "Employment Agreements") duly executed by each Member;

                  (f) A certificate of the Seller and each Member to the effect that: (i) all representations and warranties made by the Seller and the Members under this Agreement are true and correct as of the Closing Date, as though originally given to Buyer on the Closing Date; (ii) the Seller and the Members have performed all obligations to be performed by the, under this Agreement prior the Closing Date; and (iii) the conditions precedent identified in Article 9 have been satisfied;

                  (g) A certificate of good standing of the Secretary of the Commonwealth of Virginia, dated within fifteen (15) days of the Closing Date, to the effect that the Seller is in good standing under the laws of such State;

                  (h) Copies of the Seller's certificate of formation and operating agreement certified by the Members dated at or about the Closing Date;

                  (i) Copies of all resolutions adopted by the managers of the Seller and the Members authorizing the transactions contemplated by this Agreement;

                  (j) Clearance letters from each regulatory authority under any statute that may create a lien for unpaid taxes or similar amounts;

                  (k) An opinion of Seller's counsel in form and substance reasonably satisfactory to Buyer; and

                  (l) Such additional instruments of conveyance and transfer as Buyer may reasonably request in order to more effectively vest in Buyer the Purchased Assets.

         5.3 Deliveries by Buyer. At the Closing, Buyer shall execute and/or deliver the following:

                  (a) the Initial Cash Payment Amount;

                  (b) certificates for the Stonepath Shares required by Section 3.1(b)(ii), registered in the name of the Seller;

                  (c) the Employment Agreements duly executed by the Buyer;

                  (d) a Guaranty Agreement in the form of Exhibit C hereto shall be executed by Stonepath Group;

                  (e) A certificate of the Buyer to the effect that: (i) all representations and warranties made by the Buyer under this Agreement are true and correct as of the Closing Date, as though originally given to Seller on the Closing Date; (ii) the Buyer has performed all obligations to be performed by it under this Agreement prior the Closing Date; and (iii) the conditions precedent identified in Article 10 have been satisfied;

                  (f) A certificate of good standing of the Secretary of the Commonwealth of Virginia dated within fifteen (15) days of the Closing Date, to the effect that the Buyer is in good standing under the laws of such State;

                  (g) Copies of the Buyer's certificate of incorporation and bylaws certified by the Secretary of the Buyer dated at or about the Closing Date;

                  (h) Copies of all resolutions adopted by the board of directors of the Company and of Stonepath Group authorizing the transactions contemplated by this Agreement; and

                  (i) An opinion of Buyer's counsel in form and substance reasonably satisfactory to Seller.

         5.4 Contemporaneous Effectiveness. All acts and deliveries required by this Article 5, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

                                   ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE MEMBERS

         To induce Buyer to enter into this Agreement, Seller and the Members hereby make the following representations and warranties to Buyer. The disclosure schedules (the "Schedules") attached hereto are numbered to correspond to the various sections of this Article 6 setting forth certain exceptions to the corresponding representations and warranties contained in this
Article 6 and certain other information required by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein.

         6.1 Organization, Good Standing and Power. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to own the Purchased Assets and to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the obligations to be performed by it pursuant to this Agreement. Seller is duly qualified or licensed to do business and in good standing as a foreign limited liability company in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary, except where the failure to be so qualified, licensed, or in good standing would not have a material adverse effect on the Business or the Purchased Assets. Each jurisdiction in which Seller is qualified or licensed to do business is set forth in Schedule 6.1. Seller has not, during the six (6) year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger, consolidation or other reorganization, or acquired all or substantially all of the assets of any person or entity. Schedule 6.1 sets forth all assumed names under which the Seller or such predecessors have conducted business.

         6.2 Authorization of Agreement and Enforceability. The Members and Seller have the full capacity, power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and hereof. This Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by the Members and Seller and are legal, valid and binding obligations of the Members and Seller, enforceable against each of them in accordance with their terms. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including Governmental Authorities) are necessary to be made or obtained by the Members or Seller in connection with the execution, delivery or performance by the Members or Seller of this Agreement or the Ancillary Agreements. This Agreement constitutes, and the Ancillary Agreements when executed will constitute, legal, valid and binding obligations of Seller and the Members, enforceable against them in accordance with their terms.

         6.3 No Violation; Consents. Seller is not in default under or in violation of any provision of (a) its certificate of formation or operating agreement, or (b) any agreement, understanding, arrangement, indenture, contract, lease, sublease, license, sublicense, franchise, loan agreement, note, restriction, obligation or liability to which it is a party or by which it is bound or to which it or its assets are subject (individually, an "Instrument" and collectively, the "Instruments"). Except as set forth on Schedule 6.3, neither the execution and delivery of this Agreement or the Ancillary Agreements by the Members or Seller, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of formation or operating agreement of Seller, nor
(ii) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any Instrument, nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument, nor (iv) result in the creation of any Encumbrance on the Purchased Assets, nor (v) conflict with, violate or result in a breach of or constitute a default under, any Applicable Law to which Seller or the Members or any of its or their assets or properties is subject, nor (vi) require the Members or Seller to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any Governmental Authority or any other Person.

         6.4 Membership Interests. The Members are all of the members of the Seller. The membership interests held by the Members in Seller are the only membership interests or other equity interests in Seller ever issued and outstanding.

         6.5 Taxes.

                  (a) Schedule 6.5 contains a list of the Tax Returns which the Seller has filed for any taxable periods ended on or after December 31, 1999 ("Tax Returns"). Seller has provided Buyer with true, correct, and complete copies of all such Tax Returns.

                  (b) Except as set forth on Schedule 6.5 attached hereto:

                           (i) Seller (A) has timely and properly filed or
caused to be filed all Tax Returns which it is or has been required to file on or prior to the date hereof, by any jurisdiction to which it is or has been subject, all such tax returns being true and correct and complete in all respects, (B) has timely paid or caused to be paid in full all Taxes which are or have become due and payable to all taxing authorities with respect to such returns and periods, (C) has made or caused to be made all withholdings of Taxes required to be made by it, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose, and (D) has otherwise satisfied, in all material respects, all applicable laws and agreements with respect to the filing of Tax Returns and the payment of Taxes.

                           (ii) There are no unassessed Tax deficiencies
proposed or threatened against Seller, nor are there any agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any Tax against Seller or any actions, suits, proceedings, investigations or claims now pending against the Seller with respect to any Tax, or any matter under discussion with any governmental authority relating to any Taxes.

                           (iii) Schedule 6.5 identifies all audits of Seller's
Tax Returns, if any, including a reasonably detailed description of the nature and outcome of each audit.

                           (iv) Seller has withheld and paid all taxes required
to have been withheld and paid in connection with any amounts paid or owing to any employee, member, or any other third party for which withholding obligations are imposed.

         6.6 Financial Statements.

                  (a) Schedule 6.6 hereto contains true and correct and complete copies of the unaudited financial statements of Seller for its two most recently completed fiscal years ended December 31, 2001, and December 31, 2002 (the "Annual Financial Statements") and unaudited financial statements of Seller for the three (3) month period ending March 31, 2003 (the "Interim Financial Statements" and collectively with the Annual Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP applied on a consistent basis, and present fairly the financial position and results of operations and cash flows of Seller at the dates and for the periods covered by such Financial Statements. All liabilities and obligations of Seller outstanding as of the dates of the Financial Statements required to be reflected as liabilities in accordance with GAAP have been included in the Financial Statements. There have been no material changes in the financial condition, assets, liabilities, or results of operations of Seller from March 31, 2003 to the date hereof, except changes in the Ordinary Course of Business, none of which, either singly or in the aggregate, has been materially adverse. Since March 31, 2003, Seller has conducted its business in a normal and customary manner. The books and records of the Seller from which the Financial Statements were prepared properly and accurately record the transactions and activities which they purport to record.

                  (b) Seller has not engaged in any transaction, maintained any bank account, or used any corporate funds except for the transactions, bank accounts or funds which have been and are reflected in Seller's books and records.

         6.7 Absence of Undisclosed and Contingent Liabilities.

                  (a) Seller has no Liabilities except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business since March 31, 2003, and (iii) Liabilities arising under the Contracts set forth in the Schedules or which are not required to be disclosed on such Schedules and which have arisen in the Ordinary Course of Business.

                  (b) None of the Liabilities described in this Section 6.7 relates to any breach of contract, breach of warranty, tort, infringement or violation of law, or arose out of any action, order, writ, injunction, judgment, or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute.

                  (c) The reserves for Liabilities set forth on the balance sheets included in the Financial Statements are reasonable.

         6.8 Absence of Certain Changes or Events. Since March 31, 2003, Seller has not:

                  (a) Amended in any material respect or terminated any Contract that would require over the full term thereof payments by or to Seller of more than $25,000, other than in the Ordinary Course of Business;

                  (b) Suffered the occurrence of a Material Adverse Change;

                  (c) Sold, transferred, replaced or leased any of the Purchased Assets other than in the Ordinary Course of Business;

                  (d) Waived or released any material rights with respect to the Purchased Assets or the Business;

                  (e) Transferred or granted any rights to any Intellectual Property; or

                  (f) Entered into any transaction or made any commitments (for capital expenditures or otherwise) other than in the Ordinary Course of Business.

         6.9 Customers. Schedule 6.9 contains a true, correct, and complete of list of the customers of Seller. No material customer of Seller has canceled, terminated or threatened to cancel or otherwise terminate or adversely change, his, her, or its relationship with Seller.

         6.10 Real Property.

                  (a) Leased Real Property. Seller has the right to use all real property necessary for the conduct of its business as presently conducted.
Schedule 6.10 identifies all such real property. Schedule 6.10 identifies all leases of real property under which Seller is the lessee. True, correct and complete copies of said leases and any amendments, extensions and renewals thereof have heretofore been delivered by Seller to Buyer. Seller enjoys quiet and undisturbed possession under each of said leases. Seller's interest in each of such leases is free and clear of any Encumbrances created by Seller or the Members or any Encumbrances to which either Member has actual knowledge, is not subject to any deeds of trust, assignments, subleases or rights of any third parties created by Seller, other than the lessor thereof. Said leases are valid and binding and in full force and effect, and are not in default as to the payment of rent or otherwise. The consummation of the transactions contemplated by this Agreement will not constitute an event of default under any of said leases and the continuation, validity and effectiveness of such leases will not be adversely affected by the transactions contemplated by this Agreement.

                  (b) Use of the Leased Property. Neither Seller nor either Member has knowledge that the use of the leased property has violated or would violate any zoning, use or building restriction.

                  (c) Owned Real Property. Seller does not own any real property.

         6.11 Tangible Personal Property.

                  Seller owns or has the right to use all personal property presently utilized in its Business and included in the Purchased Assets.
Schedule 6.11 sets forth a list of the tangible personal property of Seller included in the Purchased Assets (the "Tangible Personal Property"). Except as set forth on Schedule 6.11 hereto and except for property disposed of in the Ordinary Course of Business of Seller, Seller has all right, title and interest in, and good title to, the Tangible Personal Property free and clear of any Encumbrance of any kind or nature whatsoever. Except as set forth on Schedule 6.11, with respect to each item of Tangible Personal Property, (i) there are no leases, subleases, licenses, options, rights, or concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of Tangible Personal Property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of Tangible Personal Property or portion thereof or interest therein, and (iii) there are no parties other than Seller which are in possession of or are using such Tangible Personal Property. True, complete and correct copies of all leases and licenses relating to the Tangible Personal Property have heretofore been delivered by Seller to Buyer.

         6.12 Condition of Buildings and Tangible Personal Property. All of the premises occupied and the items of Tangible Personal Property are in good working order (ordinary wear and tear excepted), are free from any material defect to which Seller or either Member have actual knowledge, and have been maintained in all material respects in accordance with the past practice of the Business and generally accepted industry practice, and no repairs, replacements or regularly scheduled maintenance relating to any such item has been deferred. All leased personal property of the Business is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

         6.13 Material Contracts.

                  (a) Schedule 6.13 contains a true, correct, and complete list of all of the material contracts of Seller which shall consist of all agreements, leases, licenses, contracts, obligations, promises, commitments, arrangements, understandings, or undertakings, (whether oral or written or express or implied) to which Seller is a party, under which the Seller may become subject to any obligation or liability, or by which the Seller or any of its assets may become bound (collectively, the "Material Contracts") that satisfy any of the following:

                           (i) each arrangement, agreement, contract or
understanding that involves performance of services or delivery of goods or materials by Seller in an amount or for a value in excess of $20,000;

                           (ii) each arrangement, agreement, contract or
understanding that was not entered into in the Ordinary Course of Business;

                           (iii) each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other arrangement, agreement, contract or understanding affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $20,000 and with terms of less than one year);

                           (iv) each licensing agreement or other arrangement,
agreement, contract or understanding with respect to patents, trademarks, copyrights, or other intellectual property (regardless of whether Seller is the licensee or licensor thereunder), including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any intellectual property assets of Seller;

                           (v) each collective bargaining agreement or other
arrangement, agreement, contract or understanding with any labor union or other employee representative of a group of employees;

                           (vi) each joint venture, partnership, and other
arrangement, agreement, contract or understanding (however named) involving a sharing of profits, losses, costs, or liabilities by Seller with any other Person;

                           (vii) each arrangement, agreement, contract or
understanding containing covenants that in any way purport to restrict the business activity of Seller;

                           (viii) each arrangement, agreement, contract or
understanding providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (ix) each power of attorney that is currently
effective and outstanding;

                           (x) each arrangement, agreement, contract or
understanding for capital expenditures in excess of $20,000;

                           (xi) each written warranty, guaranty, and or other
similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business;

                           (xii) each confidentiality and non-disclosure
agreement (whether Seller is the beneficiary or the obligated party thereunder);

                           (xiii) each employment contract, consulting contract,
or severance agreement, including contracts (A) to employ or terminate officers or other personnel and other contracts with present or former officers or directors of Seller or (B) that will result in the payment by, or the creation of, any Liability of Seller, the Members, or Buyer to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                           (xiv) each arrangement, agreement, contract or
understanding with a Related Person;

                           (xv) any other arrangement, agreement, contract or
understanding under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on the Business or Seller; and

                           (xvi) each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing.

                  (b) True, correct and complete copies of each Material Contract listed in Schedule 6.13 have been made available to Purchaser. Except as otherwise set forth on Schedule 6.13; (i) all of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms; (ii) neither Seller nor any other party is in default or in arrears under the terms of any Material Contract, and no condition exists or event has occurred to which the Seller or either Member has actual knowledge which, with the giving of notice or lapse of time or both, would constitute a default thereunder; (iii) Seller has fulfilled, or taken action to fulfill when due, all of its material obligations under each of the Material Contracts; neither Seller nor the Members have any reason to believe that the products or services called for by any executory Material Contract cannot be supplied in accordance with the terms of such Material Contract, and there is no reason to believe that any unfinished Material Contract will, upon performance by Seller, result in a loss by Seller; and (v) to the best of Seller's and the Member's knowledge, Seller has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, Liability for breach of warranty (whether or not covered by insurance) on the part of Seller with respect to services rendered or products sold by Seller.

         6.14 Title to Purchased Assets; Absence of Encumbrances; Sufficiency. Seller owns and will transfer to Buyer at the Closing good, marketable and indefeasible title to all of the Purchased Assets, free and clear of all Encumbrances. The Purchased Assets are all of the assets (other than the Excluded Assets) that are used, necessary for use, held for use or intended to be used in the operation or conduct of the Business as currently conducted or as currently proposed to be conducted.

         6.15 Intellectual Property Matters. The corporate name of Seller and the trade names and service marks listed in Schedule 6.15 are the only names and service marks which are used by the Seller in the operation of the Business.
Schedule 6.15 includes an identification of all Intellectual Property used in the Business. Except as noted on Schedule 6.15, Seller owns, or has enforceable rights to use all Intellectual Property presently in use by it and necessary for the operation of the Business as now being conducted or as proposed to be conducted; there are no outstanding licenses or consents granting third parties the right to use the Intellectual Property of Seller; Seller has received no notice of any adversely held patent, invention, trademark, copyright, service mark or trade name, or trade secret of any Person, or any claims of any other Person relating to any of the Intellectual Property; there is no presently known threatened infringement of any such Intellectual Property; the manufacture, sale or use of any products or services now or heretofore provided by Seller did not and does not infringe (nor has any claim been made that any such action infringes) the intellectual property rights of others.

         6.16 Permits. All Permits included in the Purchased Assets are validly held by Seller and Seller has complied in all material respects with all terms and conditions thereof. During the past five years, Seller has not received notice of any Proceedings relating to the revocation or modification of any such Permit. None of such Permits will be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

         6.17 Compliance with Laws.

                  (a) Seller is in compliance with all Applicable Laws, including those relating to occupational health and safety or the environment. Seller has not received any communication during the past five years from a Governmental Authority that alleges that the Seller is not in compliance with any Applicable Laws. Seller has not received any written notice that any investigation or review by any Governmental Authority with respect to any Purchased Asset or the Business is pending or that any such investigation or review is contemplated. The current use by Seller of the plants, offices and other facilities located on Leased Premises does not violate any local zoning or similar land use or government regulations in any respect

                  (b) Seller has at all times conducted, and is presently conducting, the Business so as to comply with all laws, ordinances and regulations applicable to the ownership or use of the Purchased Assets.

         6.18 Absence of Certain Business Practices. Except for customer or prospective customer entertainment occurring in the Ordinary Course of Business, neither Seller nor any Person authorized to act on its behalf, has within the past six (6) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Seller or the Business (or assist Seller in connection with any actual or proposed transaction) which (i) would subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have had a material adverse effect on Seller or the Business, or (iii) if not continued in the future, would adversely affect the financial condition, Business or operations of the Buyer or its Affiliates, or (iv) might subject Seller to suit or penalty in any Proceeding.

         6.19 Legal Proceedings. There is no Proceeding pending before any Governmental Authority or arbitrator or threatened against Seller or any of the Purchased Assets, or relating to the transactions contemplated by this Agreement, nor is there a basis for any such Proceeding. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority or arbitrator that relates to the Purchased Assets or that might affect the transactions contemplated by this Agreement.

         6.20 Labor Matters.

                  (a) Seller is not a party to, or bound by, any labor agreement or collective bargaining agreement or other similar arrangement with any labor organization, group, union or association.

                  (b) No collective bargaining agreement is being negotiated by Seller. There is no pending or threatened labor dispute, strike, work stoppage, lock-out or other labor action against or affecting Seller. Seller has not committed any unfair labor practice. There is no pending or threatened charge or complaint against Seller by or before the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable agency of any other State of the United States.

                  (c) Seller is in compliance with the Immigration Reform and Control Act of 1986, as amended, and has ready for transfer as part of the assets of the Business any and all Employment Eligibility Verification Forms (I-9) for Employees hired by Purchaser at or after Closing.

                  (d) There has not been in respect of the Business any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local law or regulation within the one hundred twenty (120) days prior to the execution of this Agreement.

         6.21 Employment Related Matters.

                  (a) All directors, officers, and employees of Seller are set forth on Schedule 6.21. The current salaries, job descriptions, and locations of such officers and employees are also set forth in Schedule 6.21.

                  (b) Schedule 6.21 contains a complete list of all employment arrangements, all pension, retirement, profit sharing and bonus plans, and all deferred compensation, health, welfare, all severance management, and other similar plans for the benefit of any employees of Seller ("Plans"), including employee plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller at present is not, and during the five (5) year period preceding the Closing Date will not have been, a party to any collective bargaining agreement. Seller has never been a member of a "controlled group of corporations" within the meaning of Section 414(b) or (c) of the Code and has never maintained a defined benefit pension plan or contributed to a multiemployer plan as defined in Section 3(37) of ERISA. True, correct and complete copies of each Plan have heretofore been delivered by Seller to Buyer.

                  (c) With respect to each Plan:

                           (1) there is no litigation, disputed claim (other
than routine claims for benefits), governmental proceeding, inquiry or investigation pending or threatened with respect to each such Plan, its related trust, or any fiduciary, administrator or sponsor of such Plan; and

                           (2) each such Plan has been established, maintained,
funded and administered in all material respects in accordance with its governing documents, and any applicable provisions of ERISA, the Code and other applicable laws.

                  (d) Seller is not obligated to and does not (directly or indirectly) provide death benefits or health care coverage to any former employees or retirees.

                  (e) Seller has complied with all applicable laws respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes. Seller is not engaged in any unfair labor practice. Seller has complied with all applicable provisions of the Immigration Reform and Control Act of 1986.

                  (f) Seller has not entered into any severance or similar arrangement in respect of any present or former employee that will result in an obligation (absolute or contingent) of Seller to make any payment to any present or former employee following termination of employment or upon consummation of the transactions contemplated by this Agreement.

         6.22 Effect of Transaction. No creditor, employee, client, customer or other Person having a material business relationship with Seller has informed Seller that such Person intends to change such relationship because of the purchase and sale of the Purchased Assets or the consummation of any other transaction contemplated hereby.

         6.23 No Finder. Seller has not taken any action that would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement. Seller shall be responsible for any such fee or commission.

         6.24 No Fraudulent Conveyance. Seller is entering into this Agreement and the transactions contemplated hereby without the intent to hinder, delay, or defraud any creditor of Seller. This Agreement provides for the receipt by Seller of reasonable value for the Purchased Assets. Seller is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or by completion of the transactions contemplated hereby.

         6.25 Environmental Matters. The Seller has complied with all applicable Environmental Laws, and has obtained all permits and other authorizations from, and submitted all forms, fees, registrations, reports and similar filings to, the appropriate Person or governmental authority needed, or required, to operate its facilities in compliance with all Environmental Laws.

         6.26 Certain Securities Law Representations. Seller:

                  (a) Has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of the investment in the Stonepath Shares;

                  (b) Is receiving such shares for investment for its own account and not with a view to, or for resale in connection with, the distribution of other disposition thereof;

                  (c) Has been given the opportunity to obtain any information or documents relating to and ask questions and receive answers about, Stonepath Group and the business and prospects of Stonepath Group which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received, and its knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of its receipt of the Stonepath Shares;

                  (d) Can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for its current needs and contingencies and to suffer to complete loss of its investment in such shares; and

                  (e) Has been advised that (i) the issuance of the Stonepath Shares will not have been registered under the Securities Act, (ii) such shares may need to be held indefinitely, and it must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend in the following form shall be placed on the certificates representing such shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED,

         HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY STONEPATH, STONEPATH SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

         6.27 Relationship With Related Persons. The Members, directors, officers, and employees of Seller, and their Related Persons do not have any interest in any of the properties or assets of or used by Seller and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (i) has had business dealings or a material financial interest in any transaction with Seller, or (ii) has engaged or is engaged in competition with Seller with respect to any line of products or services of Seller in any market presently served by the Seller (a "Competing Business") (except for the ownership of less than three percent (3%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). Except as set forth on Schedule 6.27, no Member, and no director, officer, or employee of the Company and none of their Related Persons is a party to any contract with, or has any claim against, Seller or the Purchased Assets. All money owed by seller to its Members, directors or officers, or their Related Persons, (other than for salary) are for bona fide debts and are set forth in Schedule 6.27.

         6.28 Completeness and Accuracy. All information set forth on any Schedule hereto provided by Seller is true, correct, and complete. No representation or warranty of Seller contained in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements made therein not misleading. All contracts, Permits, and other documents and instruments furnished or made available to Buyer by Seller are or will be true, complete, and accurate copies of the originals and include all amendments, supplements, waivers, and modifications thereto. There is no fact, development or threatened development (excluding general economic factors affecting the Business in general) that Seller has not disclosed to Buyer in writing that materially adversely affects or, so far as Seller can foresee, may materially adversely affect, the Business or the Purchased Assets.

                                   ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce Seller to enter into this Agreement, Buyer hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Seller. The disclosure Schedules attached hereto are numbered to correspond to the various sections of this Article 7 setting forth certain exceptions to the corresponding representations and warranties contained in this
Article 7 and certain other information required by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein.

         7.1 Organization, Good Standing, Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own the Purchased Assets and to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the obligations to be performed by it pursuant to this Agreement.

         7.2 Authorization of Agreement and Enforceability. Buyer has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and the Ancillary Agreements will constitute, legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms.

         7.3 No Violations; Consents. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the certificate of incorporation or bylaws of Buyer, (ii) violate or require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Buyer is subject, (iii) violate any judgment, order, writ or decree of any court applicable to Buyer, (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any contract, agreement or instrument to which Buyer is a party or any of its assets is bound or (v) result in the creation or imposition of any Encumbrance upon its assets, other than upon the Purchase Assets.

         7.4 No Finder. Buyer has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

         7.5 Completeness and Accuracy. All information set forth on any Schedule hereto provided by Buyer is true, correct, and complete. No representation or warranty of Buyer contained in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements made therein not misleading.

                                    ARTICLE 8

                                    COVENANTS

         8.1 Access and Cooperation. During the period from the date hereof through the Closing, Seller will afford to the officers and authorized representatives of Buyer, during reasonable business hours, access to all of its sites, properties, books and records as they pertain to the Purchased Assets and will furnish the Buyer with such additional information relating to the Purchased Assets as the Buyer may from time to time reasonably request. Seller will cooperate with the Buyer, and its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency.

         8.2 Continuance of Business. Except as otherwise expressly permitted by the terms of this Agreement, from the date of this Agreement to the Closing Date, Seller shall conduct its Business in the usual, regular or ordinary course in substantially the same manner as previously conducted (including, without limitation, with respect to advertising, promotions, capital expenditures and inventory and working capital levels) and use all reasonable efforts to keep intact the Business, keep available the services of its current employees and preserve its relationships with customers, suppliers, licensers, licensees, distributors and others with whom the Seller has dealings to the end that the Business shall be unimpaired at the Closing. Prior to the Closing Date, Seller shall not take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Article 9 not being satisfied. In addition (and without limiting the generality of the foregoing), except as otherwise expressly permitted or required by the terms of this Agreement, Seller shall not do any of the following in connection with the Business without the prior written consent of Buyer:

                  (a) adopt or amend any Plan (or any plan that would be a Plan if adopted) or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except in each case as required by Law;

                  (b) grant to any executive officer or employee any increase in compensation or benefits,

                  (c) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the Ordinary Course of Business; provided, however, that in no event shall Seller incur or assume any long-term indebtedness for borrowed money;

                  (d) permit or allow any Purchased Asset to become subjected to any Encumbrance of any nature whatsoever;

                  (e) cancel any material indebtedness owing to the Seller (individually or in the aggregate) or waive any claims or rights of substantial value;

                  (f) sell, transfer or lease any of its assets;

                  (g) make any change in any method of accounting or accounting practice or policy;

                  (h) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets;

                  (i) make or incur any capital expenditure that, individually, is in excess of $25,000 or make or incur any such expenditures which, in the aggregate, are in excess of $100,000;

                  (j) sell, lease, license or otherwise dispose of any of its assets, except (A) inventory sold in the ordinary course of business and consistent with past practice and (B) any Excluded Asset;

                  (k) enter into any lease of real property, except any renewals of existing leases in the Ordinary Course of Business, with respect to which Buyer shall have the right to participate;

                  (l) modify, amend, terminate or permit the lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, real property or

                  (m) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions.

         8.3 Affirmative Covenants. Until the Closing, Seller shall:

                  (a) maintain the Purchased Assets in the ordinary course of business in good operating order and condition, reasonable wear and tear excepted; and

                  (b) upon any damage, destruction or loss to any Purchased Asset, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such Purchased Asset before such event or, if required, to such other (better) condition as may be required by Law.

         8.4 Notification of Certain Matters. Seller and the Members shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its or their representations or warranties in this Agreement to be untrue or inaccurate in any material respect, and (b) any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement. The delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the Party receiving such notice under this Agreement.

         8.5 HSR Act; Other Filings.

                  (a) If so required, the Parties shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice notification and report forms with respect to the transactions contemplated hereby pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules promulgated thereunder. In the event that the filing of a premerger notification form is required under the HSR Act, the Seller and the Buyer shall each bear one-half (1/2) of the costs and expenses, including filing fees, associated with preparation and defense of such filing.

                  (b) Buyer and Seller shall, as promptly as practicable after the date of this Agreement, make any required filings, notifications and any other required submissions, under any Applicable Law with respect to the Agreement and the related transactions, including notifications to the Federal Maritime Commission, International Air Transport Association and U.S. Department of Treasury, and shall cooperate with each other with respect to the foregoing.

         8.6 Satisfaction of Conditions; Cooperation. The Members and Seller shall use all commercially reasonable efforts to cause the conditions set forth in Article 9 to be satisfied. Buyer and Stonepath shall use all commercially reasonable efforts to cause the conditions set forth in Article 10 to be satisfied. Each Party to this Agreement agrees to cooperate fully with the other Parties and their counsel, accountants and other representatives and to use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to facilitate Closing of the transactions contemplated by this Agreement, and will refrain from a course of action inconsistent with this Agreement.

         8.7 Further Assurances. From and after the Closing Date, Seller shall, at the request of Buyer, (i) execute, acknowledge and deliver to Buyer, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, as Buyer may reasonably request to transfer to and vest in Buyer, and protect its rights, title and interest in, all the Purchased Assets and otherwise to consummate the transactions contemplated by this Agreement, and (ii) allow Buyer access to facilities in which the Purchased Assets were or are located to verify that the transfer of the Purchased Assets is taking place or has taken place as set forth in this Agreement.

         8.8 Confidentiality. On and after the Closing Date, Seller will not, except as may be required by law, rule, regulation, or court order, reveal, divulge or make known to any Person (other than Buyer and its agents and Affiliates) any information relating to the Purchased Assets or use any such information for any purpose other than complying with Seller's obligations under this Agreement.

         8.9 Non-Competition Agreement. In consideration for the benefits to be received by the Members as a result of the transactions contemplated by this Agreement, as well as in conjunction with the services to be rendered by the

Members to the Buyer after the Closing, the Buyer and the Members shall enter into the Employment Agreements, which contain certain covenants by the Members prohibiting competition with the Buyer at certain times.

         8.10 Change of Name. Promptly after a request made by Buyer after the Closing, Seller will amend its certificate of formation to change its name to a name which bears no relationship to the name Regroup Express, provided, however, that Seller shall be entitled to retain the name for so long as it is necessary in order for Seller to collect existing accounts receivable from the federal government. Seller acknowledges that Buyer may change its name to "Stonepath Logistics Services, Inc.," or some reasonable approximation of the same, prior to the Closing.

         8.11 Seller's Post-Closing Operation. Seller shall not after the Closing, (a) make any distribution to its Members which would render it insolvent or which would leave it with assets which are unreasonably small in relation to any business it is engaged in or the Liabilities it has retained,
(b) engage in a business or transaction for which its assets are unreasonably small in relation to such business or transaction, or (c) incur debts beyond its ability to pay as they become due.

         8.12 Payment of Liabilities. Seller shall after the Closing pay and discharge, promptly and when due, all of its obligations and liabilities, other than the Assumed Liabilities, which, if unpaid, would create a liability on the part of Buyer or a lien on any of the Purchased Assets or render void or voidable the transfer of any of the assets to Buyer, and, to the extent necessary, shall apply the proceeds of the sale of the Assets to Buyer to such payment and discharge. At Buyer's request, Seller shall provide to Buyer evidence of such payment and discharge, in form and substance satisfactory to Buyer. Seller shall file a final Virginia sales and use tax return within fifteen (15) days after the Closing, and shall promptly thereafter provide Buyer with evidence of such filing and the payment of all Taxes required thereby.

         8.13 Audited Financial Statements.

                  (a) Seller and the Members shall cooperate with Stonepath Group and the Buyer for the purpose of allowing a nationally recognized independent public accounting firm selected by Buyer to audit the books and records of the Seller for the such periods as are required for Stonepath Group to comply with its reporting obligations under the Securities Exchange Act of 1934 (the "Audited Financial Statements"). Seller and the Members shall assist in the audit and facilitate the production of the Audited Financial Statements, including providing access to the books and records of seller in accordance with
Section 8.1 of this Agreement. In furtherance of the foregoing, Seller shall execute and deliver such documents and instruments as may be required by such accountants to complete the Audited Financial Statements.

                  (b) Buyer shall pay all fees, costs and expenses arising from, incident to or in connection with the audit of the books and records of Seller and the preparation of the Audited Financial Statements, including the fees, costs and expenses of the Seller's independent accountants and legal advisors in rendering services in connection with such audit and preparation and review of the Audited Financial Statements.

         8.14 Third Party Consents. Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Assumed Lease, Permit, certificate, approval, authorization or other right, which by its terms or by Applicable Law is nonassignable without the consent of a Third Party or a Governmental Authority or is cancelable by a Third Party or a Governmental Authority in the event of an assignment ("Nonassignable Assets") unless and until such consents shall be given. Seller agrees to use all commercially reasonable efforts, with the cooperation of Buyer, where appropriate, to obtain such consents prior to Closing. To the extent permitted by Applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as and from the Closing Date, by Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take at Seller's expense such action in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration to become due and payable under the Nonassignable Assets, and Seller shall promptly pay over to Buyer all money or other consideration received by them with respect to all Nonassignable Assets.

         8.15 Prohibition on Trading in Stonepath Group Stock. The Members and Seller acknowledge that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of Stonepath Group, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Stonepath Group. Accordingly, the Members agree that they will not purchase or sell any securities of Stonepath Group, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Stonepath Group, until no earlier than 72 hours following the filing of a Current Report on Form 8-K with the Securities and Exchange Commission announcing the Closing pursuant to this Agreement.

         8.16 Agreement Not To Compete.

                  (a) Seller understands that Buyer shall be entitled to protect and preserve the going concern value of the Business to the extent permitted by law and that Buyer would not have entered into this Agreement absent the provisions of this Section 8.16 and, therefore, for a period of seven years from the Closing, Seller shall not, and shall cause each of its Affiliates not to, directly or indirectly:

                           (i) engage in activities or businesses, or establish
any new businesses that are substantially in competition with Buyer ("Competitive Activities"), including (A) selling goods or services of the type sold by Buyer, (B) soliciting any customer or prospective customer to purchase any goods or services sold by Buyer from anyone other than Buyer and its Affiliates, and (C) assisting any person in any way to do, or attempt to do, anything prohibited by clause (A) or (B) above; or

                           (ii) perform any action, activity or course of
conduct that is substantially detrimental to the Buyer or its business reputation, including (A) soliciting, recruiting or hiring any employees of the Buyer or persons who have worked for the Buyer, (B) soliciting or encouraging any employee of the Buyer to leave the employment of Buyer and (C) disclosing or furnishing to anyone any confidential information relating to Buyer or otherwise using such confidential information for its own benefit or the benefit of any other Person;

                  (b) Section 8.16(a) shall be deemed not breached as a result of the ownership by Seller or any of its Affiliates of: (i) less than an aggregate of 2% of any class of a publicly-traded stock of a Person engaged, directly or indirectly, in Competitive Activities. For the purposes of this
Section 8.16 only, the term "Affiliates" shall not include either of the Members, whose noncompete responsibilities are set forth in their Employment Agreements.

         8.17 Termination of Seller's Employees. Seller shall terminate the employment of all of its employees no later than the Closing Date. Seller shall be solely responsible for any liabilities or obligations arising out of or in connection with such termination, including severance payments and post-employment benefits due to such terminated employees and any fees, charges, fines or other expenses payable to any Governmental Authority with respect thereto. Seller shall enforce, for the benefit of Buyer, any confidentiality, noncompetition and non-solicitation covenants to which such terminated employees are parties or are otherwise bound.

                                   ARTICLE 9

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         9.1 Conditions to Closing. The obligations of Buyer to be performed at the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Seller and the Members contained in this Agreement shall be true in all material respects on and as of the Closing Date.

                  (b) Performance of Agreement. Seller and the Members shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by them at or prior to Closing.

                  (c) Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might otherwise have a material adverse effect on the Purchased Assets or impose any additional material financial obligation on, or require the surrender of any material right, by Buyer.

                  (d) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                  (e) Consents. Any third-party and governmental consents, approvals or authorizations necessary for the conveyance of the Purchased Assets or the operation of the Business by Buyer or the valid consummation of the transactions contemplated hereby shall have been obtained and the Stonepath Shares to be issued at the Closing shall have been approved for listing by the American Stock Exchange.

                  (f) Completion of Audited Financial Statements. The Audited Financial Statements of Seller shall have been completed and delivered to Buyer together with an audit report of the auditing firm that contains no material qualifications and identifies no material exceptions to generally accepted accounting principles. The Audited Financial Statements shall conform in all material respects to the Annual Financial Statements.

                  (g) Approval of Acquisition. This transactions contemplated by this Agreement shall have been approved by LaSalle Business Credit, Inc., Buyer's principal lender, and by the Board of Directors of Buyer and Stonepath Group.

                  (h) Availability of Employees. The employees identified by the Buyer as key personnel have accepted offers of employment from Buyer.

                  (i) Amendment of Existing Acquisition Agreements. The other parties to the Stock Purchase Agreement dated September 17, 2002 by and among Stonepath Logistics Domestic Services, Inc., the Buyer, and Scott Northern, the Employment Agreement dated as of October 1, 2002 between the Buyer and Scott Northern, the Asset Purchase Agreement dated January 31, 2003 by and among M.G.R., Inc., Stonepath Group, Inc., and Transportation Rail Warehousing Logistics, Inc, and the Employment Agreement dated January 31, 2003 by and between M.G.R., Inc. and Steven Eagles shall have agreed to the amendments to those agreements necessary to give effect to the provisions of Section 3.1(c)(vi) and the letter from Buyer to Seller dated the date hereof.

                  (j) Termination of Certain Agreements. Any agreement (other than a transferred Contract) or relationship to which Seller is a party and which relates to the transportation of materials or goods of Seller's customers or which limits, or specifies, the manner in which Seller's business may be conducted shall have terminated to Buyer's reasonable satisfaction without any material adverse effect upon the Business.

                  (k) Continuation of Business. Seller shall have entered into transportation agreements with F.A.O. Schwartz, Inc. and Arven Freight Forwarding or secured other suitable arrangements, demonstrating to the reasonable satisfaction of Buyer, that the Business undertaken by Seller with its principal customers prior to the Closing will continue after the Closing without any material disruption.


         9.2 Expiration of Certain Conditions. Buyer shall prior to the Closing notify Seller of the fulfillment or waiver of the conditions set forth in Sections 9.1(e), (f), (g), (h), (i) and (k) with the understanding that Seller shall take no action to satisfy the condition set forth in Section 9.1(j) until after Seller has received such notice from Buyer. On and after the date Seller receives such notice from Buyer, the conditions set forth in Sections 9.1(e),
(f), (g), (h), and (i) shall be deemed fulfilled or waived for the purposes of this Article 9.

                                   ARTICLE 10

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         The obligations of Seller to be performed at the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         10.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date.

         10.2 Performance of Agreement. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to Closing.

         10.3 Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might impose any additional material financial obligation on, or require the surrender of any material right, by Seller.

         10.4 Actions or Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters hall be reasonably satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

         10.5 Consents. Any third-party and governmental consents, approvals or authorizations necessary for the conveyance of the Purchased Assets or the valid consummation of the transactions contemplated hereby shall have been obtained.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

         11.1 Survival. The representations and warranties of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the second anniversary of the Closing Date; provided that the representations set forth in Sections 6.1, 6.2, 6.4 and 6.14 shall survive the Closing Date indefinitely. Notwithstanding the immediately preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time it would otherwise expire if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time. All covenants and agreements of the Parties contained in this Agreement shall survive the Closing in accordance with their terms.

         11.2 Indemnification by Seller. Seller and each Member shall, jointly and severally, indemnify, defend, and hold harmless Buyer and its Affiliates and each of their officers, directors, employees, stockholders, members, partners and agents, and the successors to the foregoing (and their respective Affiliates officers, directors, employees, stockholders, members, partners, and agents) (each a "Buyer Indemnified Party") against any and all liabilities, damages, and losses, including, without limitation, diminution in the value of the Purchased Assets, lost profits and other consequential damages, punitive damages, and all costs and expenses, including, without limitation, attorneys' and consultants' fees and expenses ("Damages") incurred or suffered as a result of or arising out of (i) the inaccuracy of any representation or warranty made by Seller or the Members in this Agreement or in any certificate or other writing delivered by Seller or any Member pursuant hereto or in connection herewith, (ii) the breach of any covenant or agreement made or to be performed by Seller or any Member pursuant to this Agreement, (iii) any attempt (whether or not successful) by any Person to cause or require any Buyer Indemnified Party to pay or perform, any liability or obligation of, or any claim against, Seller of any kind other than the Assumed Liabilities, or (iv) any claim relating to the transactions contemplated by this Agreement asserted against a Buyer Indemnified Party by a party to a contract or relationship with Seller (other than a transferred Contract) prior to the Closing.

         11.3 Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller and its Affiliates and each of their officers, directors, employees, stockholders, members, partners and agents, and the successors to the foregoing (and their respective Affiliates officers, directors, employees, stockholders, members, partners, and agents) (each a "Seller Indemnified Party") against Damages incurred or suffered as a result of or arising out of (i) the inaccuracy of any representation or warranty made by Buyer in this Agreement or in any certificate or other writing delivered by Buyer pursuant hereto or in connection herewith, (ii) the breach of any covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

         11.4 Third Party Claims. Promptly after an indemnified party has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, such indemnified party shall, as a condition precedent to a claim with respect thereto being made against an indemnifying party, give the indemnifying party written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to give such notice will not relieve such indemnifying party from liability under this Article with respect to such claim, action or proceeding, except to the extent that the indemnifying party has been actually prejudiced as a result of such failure. The indemnifying party (at its own expense) shall have the right and shall be given the opportunity to associate with the indemnified party in the defense of such claim, suit or proceedings, provided that counsel for the indemnified party shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings. The indemnified party shall not, except at its own cost, make any settlement with respect to any such claim, suit or proceeding without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure of the indemnifying party to settle a claim expeditiously could have an adverse effect on the indemnified party, the failure of the indemnifying party to act upon the indemnified party's request for consent to such settlement within five (5) Business Days of the indemnifying party's receipt of notice thereof from the indemnified party shall be deemed to constitute consent by the indemnifying party of such settlement for purposes of this Section 11.4.

         11.5 Limitations on Amount. Seller and Members.

                  (a) Notwithstanding the provisions of this Article 11, an Indemnitor shall not be required to indemnify an Indemnitee with respect to Damages suffered or incurred as a result of or arising out of the inaccuracy of any representation or warranty (other than Damages suffered or incurred as a result of or arising out an inaccuracy in the representations and warranties contained in Sections 6.14 (Title to Purchased Assets; Absence of Encumbrances; Sufficiency), 6.23 (No Finder), and 6.24 (No Fraudulent Conveyance) until the aggregate amount of such Damages shall exceed $50,000 (the "Indemnitor's Threshold"); provided, however, that if the aggregate of such Damages exceeds the Indemnitor's Threshold, all Damages, irrespective of the Indemnitor's Threshold, are subject to indemnification.

                  (b) Notwithstanding the provisions of this Article 11, an Indemnitor's liability under this Article 11 with respect to Damages suffered or incurred by an Indemnitee as a result of or arising out of the inaccuracy of any representation or warranty shall be limited to the Purchase Price paid or payable to Seller; with the understanding, however, that if the Indemnitor's liability exceeds the amount of the Purchase Price paid through that date, any liability in excess thereof may only be recovered as a set-off against future earn-out payments due to the Members.

         11.6 Other Remedies. The indemnification rights of any indemnified party under this Article 11 are independent of and in addition to such rights and remedies as such indemnified party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement on the part of any Party, none of which rights or remedies shall be affected or diminished hereby. Buyer shall have the right to set off against any payment due under this Agreement any amount payable by Seller or a Member to Buyer under this Agreement.

                                   ARTICLE 12

                                  TERMINATION

         12.1 Termination. This Agreement may be terminated at any time prior to Closing as follows:

                  (a) at the election of Buyer, if there is a material breach of any of the representations and warranties of Seller contained in Article 6 and such breach cannot be, or has not been, cured within the earlier of (i) ten (10) days of its occurrence or (ii) the Closing Date;

                  (b) at the election of Seller, if there is a material breach of any of the representations and warranties of Buyer contained in Article 7 and such breach cannot be, or has not been, cured within the earlier of (i) ten
(10)days of its occurrence or (ii) the Closing Date;

                  (c) by Seller or Purchaser if the Closing has not taken place on or before June 30, 2003; provided that no Party then in breach of any obligations hereunder shall have the right to terminate; and

                  (d) by mutual consent of the Parties;

provided, however, that the party seeking termination pursuant to clause (a),
(b) or (c) is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

         12.2 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 12.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 13.1 relating to certain expenses,
(iii) Section 12.1 and this Section 12.2 and (iv) Section 13.2 relating to publicity. Nothing in this Section 12.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreements.

                                   ARTICLE 13

                                     GENERAL

         13.1 Expenses. Except as otherwise provided in this Agreement, and whether or not the transactions herein contemplated shall be consummated, Buyer and Seller shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

         13.2 Publicity.

                  (a) Neither the Members nor the Buyer, Stonepath or any Affiliate, shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material nonpublic information (as construed pursuant to Regulation FD under the Securities Act) concerning or relating to any Party hereto, other than with the express prior written consent of the Party regarding whom such disclosure would be made; provided, however, that disclosure may be made (a) to the minimum extent as may be required by Applicable Law or court order, or (b) to enforce the rights of such disclosing Party under this Agreement; provided further, however, that notwithstanding anything to the contrary contained in this Agreement, any Party hereto may disclose this Agreement to any of its directors, officers, employees, Members, affiliates, agents and representative who need to know such information for the sole purpose of evaluating, or performing its obligations or exercising its rights under this Agreement.

                  (b) Notwithstanding anything contained in this Section to the contrary, in the event a Party is required by court order or subpoena to disclose material nonpublic information of another Party, prior to such disclosure, the disclosing Party shall: (i) promptly notify the non-disclosing Party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing Party; (ii) cooperate with the non-disclosing Party at the expense of the non-disclosing Party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the Confidential Information of the non-disclosing Party as the disclosing Party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                  (c) Stonepath Group shall have the right to make such public disclosures of this Agreement and the transactions contemplated hereby as it determines in good faith are required under applicable federal securities laws or the rules of the Principal Exchange.

                  (d) The Parties anticipate issuing a mutually acceptable joint press release announcing the consummation of the transactions provided for herein.

         13.3 Waivers. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         13.4 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and permitted assigns. Except for the express provisions of Article 11, nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         13.5 Bulk Transfers Laws. Buyer hereby waives compliance by Seller with the provisions of any and all laws relating to bulk transfers in connection with the sale of the Purchased Assets. Seller covenants and agrees to indemnify and save harmless Buyer from and against any and all losses, liability, cost and expense (including reasonable attorneys fees) arising out of noncompliance with such bulk transfers laws.

         13.6 Notices. All notices, requests, demands, elections and other communications which either Party to this Agreement may desire or be required to give hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by a reputable courier service which requires a signature upon delivery, by mailing the same by registered or certified first class mail, postage prepaid, return receipt requested, or by telecopying with receipt confirmation (followed by a first class mailing of the same) to the Party to whom the same is so given or made. Such notice, request, demand, waiver, election or other communication will be deemed to have been given as of the date so delivered or electronically transmitted or seven days after mailing thereof.

         If to Seller or
         the Members:        Charles R. Cain
                             1916 Crescent Park Drive
                             Reston, VA  20190

                             Jed J. Shapiro
                             2030 Upper Lake Drive
                             Reston, VA  20191

         with a copy to:     John Padgett, Esquire
                             McGuire Woods, LLP
                             101 West Main Street, Suite 9000
                             Norfolk, VA  23510
                             (Ph)  (757)640-3779
                             (Fax) (757)640-3701

         If to Buyer, to:    Transport Specialists, Inc.
                             1600 Market Street, Suite 1515
                             Philadelphia, PA 19103
         with a copy to:     Brian S. North, Esquire
                             Buchanan Ingersoll Professional Corporation
                             1835 Market Street, 14th Floor
                             Philadelphia, Pennsylvania 19103

or to such other address as such Party shall have specified by notice to the other Party hereto.

         13.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement and understanding between the Parties hereto as to the matters set forth herein and supersede and revokes all prior agreements and understandings, oral and written, between the Parties hereto or otherwise with respect to the subject matter hereof. No change, amendment, termination or attempted waiver of any of the provisions hereof shall be binding upon any Party unless set forth in an instrument in writing signed by the Party to be bound or their respective successors in interest.

         13.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument, and may be delivered by facsimile transmission.

         13.9 Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         13.10 Construction. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

         13.11 Governing Law and Choice of Forum. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by the internal laws of the State of Delaware. All claims, disputes or causes of action relating to or arising out of this Agreement may be brought, heard and resolved by and in a federal court situated in the Eastern District of Virginia. Each of the Parties hereto agrees to submit to the nonexclusive jurisdiction of such courts which jurisdiction shall be proper for all purposes of this Agreement.

         13.12 Cooperation. The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

         13.13 Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

         13.14 Permissable Assignment. Buyer shall have the right to assign this Agreement to any direct or indirect wholly owned subsidiary of Stonepath Group. Seller may assign all rights and obligations under this Agreement to the Members following its liquidation and dissolution, if and when that occurs. Upon such assignment, the Members shall, jointly and severally assume all of the responsibilities and obligations hereunder.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

                             REGROUP EXPRESS L.L.C.


                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________



                             ______________________________________
                             JED J. SHAPIRO


                             ______________________________________
                             CHARLES R. CAIN


                             TRANSPORT SPECIALISTS, INC.


                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________









                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                    EXHIBIT A
                                    ---------

                                   DEFINITIONS
                                   -----------

         As used in this Agreement, the following terms shall have the following meanings:


         "Additional Earn-Out Certificate" has the meaning given to such term in
Section 3.1(b)(vii).

         "Additional Earn-Out Payment" has the meaning given to such term in
Section 3.1(b)(vii).

         "Additional Earn-Out Payment Date" has the meaning given to such term in Section 3.1(b)(vii).

         "Additional Earn-Out Threshold" has the meaning given to such term in
Section 3.1(b)(vii).

         "Additional Initial Payment Measurement Period" has the meaning given to such term in Section 3.1(b)(iii).

         "Additional Initial Amount Payment Date" has the meaning given to such term in Section 3.1(b)(iii).

         "Additional Initial Payment" has the meaning given to such term in
Section 3.1(b)(iii).

         "Additional Initial Payment Certificate" has the meaning given to such term in Section 3.1(b)(iii).

         "Additional Initial Payment Measurement Period" has the meaning given to such term in Section 3.1(b)(iii).

         "Additional Initial Payment Shortfall Amount" has the meaning given to such term in Section 3.1(b)(iii).

         "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purposes of the foregoing, (1) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock or other equity interest of such Person or (2) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, shall be deemed to constitute control.

         "Agreement" means this Asset Purchase Agreement.

         "Ancillary Agreements" shall mean the Employment Agreements and the Guaranty Agreement.

         "Annual Earn-Out Certificate" has the meaning given to such term in
Section 3.1(b)(v).

         "Annual Financial Statements" has the meaning given to such term in
Section 6.6(a).

         "Applicable Law" or "Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Authority having jurisdiction over a specified Person or any of such Person's properties or assets.

         "Assumed Leases" means the Leases identified in Schedule 2.1(a).

         "Assumed Liabilities" has the meaning given to such term in Section
4.1.

         "Audited Financial Statements" has the meaning given to such term in
Section 8.13(a).

         "Base Earn-Out Amount" has the meaning given to such term in Section 3.1(b)(iv).

         "Base Earn-Out Payment" has the meaning given to such term in Section 3.1(b)(iv).

         "Base Earn-Out Period" has the meaning given to such term in Section 3.1(b)(iv).

         "Books and Records" means all books, records, and documentation relating to the Business and the Purchased Assets, whether maintained by Seller in written or electronic form.

         "Business" has the meaning given to such term in the preamble to this Agreement.

         "Business Day" means a calendar day other than Saturday, Sunday or any day on which banks located in Philadelphia, Pennsylvania or Portland, Maine are required or authorized to close.

         "Business Records" means all books, records, ledgers, and files or other similar information used in the conduct of the Business by Seller, in written or electronic form, including, without limitation, price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operations, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports required by any federal, foreign, state, provincial, local or other governmental, regulatory or administrative agency, commission, department, board, governmental subdivision, court, tribunal, arbitrating body or other authority.

         "Buyer" has the meaning given to such term in the first paragraph of this Agreement.

         "Buyer Indemnified Party" has the meaning given to such term in Section 11.2.

         "Closing" has the meaning given to such term in Section 5.1.

         "Closing Date" has the meaning given to such term in Section 5.1.

         "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Competitive Activities" has the meaning given to such term in Section 8.16(a)(i).

         "Contracts" means all the written or oral Third Party contracts, agreements, instruments, leases and subleases, supply contracts, purchase orders, sales orders and instruments which are identified in Schedule 2.1(e).

         "Damages" has the meaning given to such term in Section 11.2.

         "Effective Time" shall mean the Closing Date.

         "Earn-Out Shortfall Amount" has the meaning given to such term in
Section 3.1(b)(v).

         "Employment Agreement " has the meaning set forth in 5.2(e).

         "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, conditional sales agreement, encumbrance, license or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Environmental Laws" means any and all laws, rules, and regulations (i) regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), and the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and/or (ii) relating to the protection, preservation or conservation of the environment and public or worker health and safety, all as existing, defined or interpreted as of the Closing Date.

         "Equipment" means Seller's plant, machinery and equipment (including related spare parts, dies, molds, tools, and tooling), computers, servers, trucks, automobiles, computing and telecommunications equipment and other items of personal property and other similar items, but not including the Leased Equipment or the Furnishings and Supplies. Equipment includes rights to the warranties received from the manufacturers and distributors of the said items and to any related claims, credits, rights or recovery and setoff with respect to such items.

         "ERISA" has the meaning given to such term in Section 6.21(b).

         "Financial Statements" has the meaning given to such term in Section 6.6(a).

         "Furnishings and Supplies" means all of Seller's furniture, furnishings and other tangible personal property (other than the Equipment) including, without limitation, desks, tables, chairs, file cabinets, and other storage devices and office supplies.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

         "Goodwill" means all goodwill incident to the Business.

         "Government Business" means transportation and transportation logistics services provided to (1) any Federal or foreign governmental authority (including any governmental agency, branch, board, commission, department, instrumentality, or office of any Federal or foreign governmental authority),
(2) a Person which is purchasing transportation or transportation logistics services pursuant to a contract with any governmental authority referred to in clause (1), but only to the extent such services are purchased pursuant to such contract, or (3) Persons which are funded primarily by Federal and/or foreign governmental authorities referred to in clause (1).

         "Governmental Authority" means any:

                  (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

                  (ii) federal, state, local, municipal, foreign or other government;

                  (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);

                  (iv) multi-national organization or body; and/or

                  (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Hazardous Material" means any and all (i) dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or directly or indirectly regulated by, any Applicable Laws, including Environmental Laws, and (ii) any of the following, whether or not included in the foregoing: polychlorinated biphenyls, asbestos in any form or condition, urea-formaldehyde, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials, explosives and known possible carcinogens.

         "HSR Act" has the meaning given to such term in Section 8.5(a).

         "Indemnitee" means a Person entitled to indemnification pursuant to
Article 11.

         "Indemnitor" means a Person obligated to indemnify another Person pursuant to Article 11.

         "Indemnitor's Threshold" has the meaning given to such term in Section 11.5(a).

         "Independent Accountants" has the meaning given to such term in Section 3.2(c).

         "Independent Accountant Required Payment" has the meaning given to such term in Section 3.2(c).

         "Initial Cash Payment Amount" has the meaning given to such term in
Section 3.1(a).

         "Instruments" has the meaning given to such term in Section 6.3.

         "Intellectual Property" means all intellectual property rights of Seller and its Affiliates relating to the Business, including (a) all inventions, discoveries and ideas, whether patentable or not in any jurisdiction, patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (b) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification of or renewal of any such registration or application;
(c) computer software (including software, data, and related documentation); (d) non-public information, trade secrets, know-how (including, without limitation, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings and specifications) and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (e) writings or other works, whether copyrightable or not in any jurisdiction, registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (f) any similar intellectual property rights, and (g) any claims or causes of action arising our of or related to any infringement or misappropriation of any of the foregoing.

         "Interim Financial Statements" has the meaning given to such term in
Section 6.6(a).

         "Knowledge" or "to the knowledge" of a Party (or similar phrases) means to the extent of matters (i) which are actually known by such Party or (ii) which, based on facts of which such Party is aware, would or should be known to a reasonable Person in similar circumstances, and shall be deemed to include the knowledge of each Party's executive officers.

         "Lease" means the lease for any of the Leased Premises.

         "Leased Equipment" means the computers, servers, machinery and equipment and other similar items leased by Seller and used, held for use, necessary for use or intended to be used primarily in the operation or conduct of the Businesses as currently conducted or as currently proposed to be conducted; however, only as to such Leased Equipment for which the Seller's leasehold interest is being transferred.

         "Leased Premises" means the real property identified on Schedule 6.10.

         "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

         "Material Adverse Change" means a material adverse change (i) in the business, assets, condition (financial or otherwise), working capital, liabilities, results of operations or prospects of the Business, (ii) in the ability of Seller and the Members to perform their obligations under this Agreement and the Ancillary Agreements or (iii) in the ability of Seller to consummate the sale of the Business and the other transactions contemplated by this Agreement and the Ancillary Agreements.

         "Material Contracts" has the meaning given to such term in Section
6.13.

         "Members" has the meaning given to such term in the first paragraph of this Agreement.

         "Net Income Before Taxes" means the Buyer's net income before federal, state and local income taxes, determined in accordance with the provisions of
Section 3.1(c) of this Agreement and GAAP.

         "Net Income Before Taxes Attributable to Government Business" shall be the average, for each calendar year during the Additional Earn-Out Period, of the amount obtained by multiplying (a) the percentage obtained by dividing the Buyer's Net Income Before Taxes for each calendar year in the Additional Earn-Out Period by (b) the revenues of the Buyer during each such calendar year directly attributable to Government Business.

         "New Customer" means a customer of Buyer after the Closing Date which
(a) is not a customer of the Buyer, Transportation Rail Warehousing Logistics,

Inc., Scott Northern or Steven Eagles prior to the Closing Date and (2) is not a customer to which Seller provided transportation services prior to the Effective Time.

         "Nonassignable Assets" has the meaning given to such term in Section 8.14.

         "Objection Notice" has the meaning given to such term in Section
3.2(a).

         "Ordinary Course of Business" means an action taken by a Person if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         "Party" means Seller, the Members, or Buyer, individually, as the context so requires, and the term "Parties" means Seller, the Members, and Buyer together.

         "Payment Certificates" has the meaning given to such term in Section 3.2(a).

         "Permits" means all governmental permits, licenses, registrations, orders and approvals relating to or necessary to own or use the Purchased Assets.

         "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, Governmental Authority or any similar entity.

         "Plans" has the meaning given to such term in Section 6.21(b).

         "Principal Exchange" means (a) the American Stock Exchange or (b) if at any time in the future the Common Stock of Stonepath Group is not listed on the American Stock Exchange, then the NASDAQ SmallCap Market, the NASDAQ National Market, or the New York Stock Exchange (each, a "Subsequent Market") or (c) if the Common Stock of Stonepath Group is not then listed on the American Stock Exchange or any Subsequent Market, then the OTCBB, as reported by the National Quotation Bureau Incorporated.

         "Proceeding" means any suit, litigation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

         "Purchase Price" has the meaning given to such term in Section 3.1.

         "Purchased Assets" has the meaning given to such term in Section 2.1.

         "Regulated Substance" means any substance the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management or use of which is regulated by applicable Environmental Law.


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

         "Related Person" or "Related Persons" means, with respect to a particular individual:

                  (i) each other member of such individual's Family (as hereafter defined); and

                  (ii) any Affiliate of one or more members of such individual's family.

         With respect to a specified Person other than an individual:

                  (i) any Affiliate of such specified Person; and

                  (ii) each Person that serves as a director, governor, officer, manager, general partner, executor or trustee of such specified Person (or in a similar capacity).

         "Response Period" has the meaning given to such term in Section 3.2(a).

         "Schedules" has the meaning given to such term in the first paragraph of Article 6.

         "Seller" has the meaning given to such term in the first paragraph of this Agreement.

         "Seller Indemnified Party" has the meaning given to such term in
Section 11.3.

         "Stonepath Shares" has the meaning given to such term in Section 3.1(b)(ii).

         "Targeted Amount" has the meaning given to such term in Section 3.1(b)(v).

         "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority, including, without limitation, income, gross receipts, value -added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on, minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

         "Third Person" has the meaning given to such term in Section 11.4.


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